UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39680	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Square P.O. Box 4887 Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

(717) 291-2411

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On July 1, 2022, Fulton Financial Corporation (“Fulton”) completed its acquisition of Prudential Bancorp, Inc. (“Prudential Bancorp”), a bank holding company headquartered in Philadelphia, Pennsylvania, pursuant to the terms of the Agreement and Plan of Merger, dated as of March 1, 2022 (the “Merger Agreement”) between Fulton and Prudential Bancorp.

Under the terms of the Merger Agreement, effective as of 12:01 a.m. on July 1, 2022 (the “Effective Time”), Prudential Bancorp was merged with and into Fulton, with Fulton surviving the merger (the “Merger”), and each common share of Prudential Bancorp was converted into the right to receive 0.7974 of a share of Fulton common stock and $3.65 in cash (the “Merger Consideration”). No fractional shares of Fulton common stock were issued. Fulton paid cash in lieu of fractional shares in an amount equal to the fraction of a share of Fulton common stock which the holder would otherwise be entitled to receive multiplied by $18.25. At the Effective Time, the separate existence of Prudential Bancorp ceased. As a result, in addition to being the parent holding company for Fulton Bank, N.A. (“Fulton Bank”), Fulton has also become the parent holding company for Prudential Bank, formerly the wholly-owned subsidiary of Prudential Bancorp. Fulton Bank and Prudential Bank are expected to be merged in the fourth quarter of 2022 with Fulton Bank surviving the merger.

At the Effective Time, pursuant to the terms of the Merger Agreement, each outstanding Prudential Bancorp stock option granted under Prudential Bancorp’s equity incentive plans was canceled and, in lieu thereof, holders received an amount of cash equal to (i) the number of shares subject to such option, multiplied by (ii) the excess, if any, of $18.25 over the exercise price per share of such option. In addition, at the Effective Time, any vesting conditions applicable to outstanding restricted stock awards under Prudential Bancorp’s equity incentive plans automatically accelerated in full, and the Prudential Bancorp restricted stock awards will also receive the Merger Consideration.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (“Current Report”) and is incorporated herein by reference.

The press release, dated July 1, 2022, announcing the consummation of the Merger, attached to this Current Report as Exhibit 99.1, is hereby incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated March 1, 2022, incorporated by reference to Exhibit 2.1 of the Registrant’s Form 8-K, filed March 2, 2022.

99.1	Press Release, dated July 1, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

FULTON FINANCIAL CORPORATION

Dated: July 1, 2022	/s/ Natasha R. Luddington
Natasha R. Luddington
Senior Executive Vice President,
Chief Legal Officer and Corporate Secretary

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